Exhibit 99.2

AGREEMENT

This Agreement (the “Agreement”) is entered into by and between Mannatech, Incorporated (the “Company”) and Brad Wayment (“Mr. Wayment”), executed this 14 day of October, 2003.

WHEREAS, Mr. Wayment’s employment with the Company will terminate effective October 2, 3003 (“Date of Resignation”);

WHEREAS, in connection with the termination of Mr. Wayment’s employment with the Company, the Company and Mr. Wayment desire to enter into this Agreement on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and Mr. Wayment hereby agree as follows:

1.    AGREEMENT BY MR WAYMENT.

In consideration of the mutual promises, conditions, and covenants by the Company set forth in this Agreement, and in accordance with the recitals set forth above, Mr. Wayment agrees as follows:

(a)    Resignation:    Mr. Wayment agrees that he has resigned all positions with the Company and its affiliates, including without limitation any trustee position or signatory authority.

(b)    Release Of Claims:    Mr. Wayment hereby RELEASES AND FOREVER DISCHARGES the Company (including, without limitation, the Company’s affiliates, owners, stockholders, agents, directors, officers, members, partners, independent contractors/associates, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which Mr. Wayment now has or may hereafter have against the Company by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof including but not limited to those claims arising out of his employment with the Company or the termination of such employment. Without limiting the generality of the foregoing, the claims released herein include any claims arising out of, based upon, or in any way related to:

(1)    any claim of entitlement to present or future employment or reemployment with the Company;

(2)    any property, contract, or tort claims, including any and all claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with contract or existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law claim of any kind;

(3)    any violation or alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Texas Labor Code, the Texas Unemployment Insurance Act, the Texas Worker’s Compensation Act, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act, or any other federal, state, or local statute, regulation, or ordinance;

(4)    any violation or alleged violation of any anti-whistleblower, harassment or retaliation provisions of any state or federal law, including without limitation, Sarbanes-Oxley Act of 2002;

(5)    any claim for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health insurance, disability or medical insurance, or any other employee benefit;

(6)    any claim relating to or arising under any other local, state, or federal statute or principle of common law (whether in contract or in tort) governing employment, discrimination in employment, and/or the payment of wages or benefits; and

(7)    any claim that the Company has acted improperly, illegally, or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement;

provided however, that the release described herein shall not apply to any claims that Mr. Wayment has or may have in the future (i) with respect to any breach of this Agreement by the Company or (ii) with respect to any claim under the Company’s directors and officers insurance policies or claims for indemnification pursuant to the Company’s bylaws or (iii) with respect to stock options currently held by Mr. Wayment which shall continue to be subject to the provisions of the Company’s stock option plans, subject to the provisions of Paragraph 2(b) below with respect for any vested benefits of Mr. Wayment under any Company employee benefit plan.

(c)    Representations:    With respect to Mr. Wayment’s agreement to release any claims, Mr. Wayment understands that this Agreement is written in a manner calculated to be understood by him, that he understands this Agreement, that he does not waive any rights or claims that may arise after the date this Agreement is executed, that he is waiving any rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled, and that he is advised to consult with an attorney prior to executing this Agreement.

(d)    Covenant Not To Sue:    Mr. Wayment agrees that it is his intention in executing this agreement that it shall be effective to bar each and every claim that he now has or could have against the Company arising from Mr. Wayment’s employment with the Company except as otherwise provided in this Agreement. In signing this Agreement, Mr. Wayment agrees never to institute any claim at law or equity against the Company relating to his employment with the

Company, the termination of such employment and/or his status as a shareholder of the Company that have accrued as of the date of this Agreement.

(e)    Warranty That Claims Have Not Been Assigned Or Conveyed: Mr. Wayment represents and warrants that he is the only person who may be entitled to assert any claims against the Company arising from any claim relating to his former employment with the Company and the termination of such employment, and that he has not assigned or conveyed to anyone else any part of or interest in his claims against the Company. Mr. Wayment agrees to indemnify and hold the Company harmless from any liability, demand, cost, expense, or attorney’s fee incurred as the result of the assertion of any such claim or claims by any other person based on such an assignment or conveyance from Mr. Wayment.

(f)    Agreement To Indemnify If Claim Against Company Is Filed: Except as to claims asserting a breach of this Agreement, Mr. Wayment agrees that if he hereafter commences, joins in, or in any manner seeks relief against any of the parties released hereunder through any administrative claim, lawsuit, or arbitration arising out of, based upon, or relating to any of the claims released hereunder or in any manner asserts against the Company any of the claims released hereunder, then Mr. Wayment shall pay, in addition to any other damages caused thereby, all attorney’s fees and costs incurred by the Company in defending or otherwise responding to said suit or claim.

(g)    Nondisclosure Of Confidential Information: Mr. Wayment agrees to hold in strictest confidence, and not to directly or indirectly use, disclose, publish, disseminate, distribute, sell, transfer to any person, firm or corporation, copy, remove from the Company premises, or commercially exploit, without the written authorization of the Company, any Proprietary Information of the Company. As used herein, “Proprietary Information” means business, pricing, marketing, production, customer and cost data of the Company; compensation and fee information for all personnel, including, but not limited to, the names, addresses, telephone numbers and other personal information of independent contractors of the Company; information regarding the skills and performance of employees of the Company; other personnel records of the Company; business plans (including any strategic, marketing or sales plans), budgets, financial statements of the Company; contents of agreements and contracts with customers and suppliers of the Company; contents of agreements with joint ventures of the Company; customer lists, requirements and specifications of the Company; and any other information the Company treats as a trade secret or has marked “secret,” “proprietary,” “confidential,” or treated in a similar manner. Mr. Wayment acknowledges that he is aware of the policies that the Company has implemented to keep Proprietary Information secret, including disclosing the information only on a need-to-know basis, labeling documents as “confidential,” and keeping Proprietary Information in secure areas. Mr. Wayment also acknowledges that the Proprietary Information has been developed or acquired by the Company through the expenditure of substantial time, effort, and money and provides the Company with an advantage over competitors who do not know or use such Proprietary Information.

(h)    Notification To Company: In the event Mr. Wayment is required by a court of any competent jurisdiction to disclose any Proprietary Information, Mr. Wayment agrees to promptly notify the Company so that the Company may seek an appropriate protective order and/or waive Mr. Wayment’s compliance with Paragraph 1(g), above. In the event such protective order or other remedy is not obtained, then Mr. Wayment agrees to disclose only that portion of such Proprietary Information that he is legally required to disclose.

(i)    Return Of Company Property and Computer: Mr. Wayment agrees to immediately deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all property, records, notes, reports, proposals, lists, correspondence, materials, equipment, computers, software, printers, fax machines, computer discs, rolodex cards, or other documents or property, together with all copies hereof (in whatever medium recorded) belonging to the Company, whether located at the Company, Mr. Wayment’s home or elsewhere, including but not limited to the personal computer issued to him by the Company.

(j)    No Disparagement Of Company: Mr. Wayment agrees that he will not disparage, directly or indirectly, the Company or its affiliates, owners, stockholders, agents, directors, officers, associates, partners, employees, insurers, representatives, or lawyers.

(k)    Effect Of Breach Of Agreement By Mr. Wayment: Notwithstanding the Company’s agreements to pay Mr. Wayment, in the event of any breach by Mr. Wayment of this Agreement, the Company will not be obligated to continue to make any payments to Mr. Wayment and all amounts previously paid to Mr. Wayment pursuant to Paragraph 2(a) below shall be immediately due and payable to the Company upon written notice to Mr. Wayment by the Company.

(l)    Litigation And Regulatory Cooperation: Mr. Wayment agrees to cooperate with the Company in the prosecution or defense of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Mr. Wayment was employed by the Company. Mr. Wayment’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. Mr. Wayment also shall cooperate fully with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Mr. Wayment was employed by the Company. The Company shall reimburse Mr. Wayment for all costs and expenses incurred in connection with his performance under this paragraph, including, but not limited to, reasonable attorneys’ fees and costs.

2.    AGREEMENTS BY THE COMPANY.

In consideration of the mutual promises, conditions, and covenants by Mr. Wayment set forth in this Agreement, and in accordance with the recitals set forth above, the Company agrees as follows:

(a)    Payments To Mr. Wayment: The Company agrees to pay Mr. Wayment the following sums of money by delivery of such payments to Mr. Wayment via mail at his current home address as found in his personal file:

        (1)    The Company agrees to pay Mr. Wayment his monthly salary of Fifteen Thousands Five Hundred Dollars ($15,500.00) per month, less applicable withholdings required by law, for twelve (12) months following his execution of this Agreement. These payments shall be made once each month on or before the last day of each month.

        (2)    The Company agrees to pay Mr. Wayment for all accrued, unused vacation (13 days) less applicable withholdings required by law. This payment will be made to Mr. Wayment upon execution of this Agreement.

        (3)    The Company agrees to pay Mr. Wayment the amount of Twelve Thousand Dollars ($12,000.00) to cover outplacement services.

        (4)    The Company agrees to make monthly payments for Mr. Wayment’s COBRA medical benefits coverage (including family members presently enrolled, as applicable under the Company’s current insurance), subject to payment of required deductibles and copays for a period of twelve (12) months after execution of this Agreement, assuming no breach of this Agreement by Mr. Wayment. After twelve (12) months, Mr. Wayment shall be solely responsible for the costs associated with continuing health insurance coverage under COBRA. Terms of these medical benefits will continue to be governed by the applicable plans. Should Mr. Wayment find new employment that provides like benefits before the end of such twelve (12) month period, the Company’s obligation to continue payments for such benefits or COBRA medical benefits coverage will cease.

        (5)    The Company agrees to pay Mr. Wayment a prorated bonus pursuant to the Management Incentive Bonus Plan for the year ending December 31, 2003, subject to any applicable withholding for taxes if, as and when paid to the other eligible executives of the Company.

        (6)    The Company agrees to make all remaining payments on the Toyota Sequoia currently used by Mr. Wayment and transfer title of such vehicle to Mr. Wayment. All other expenses associated with ownership and operation of the vehicle shall be the responsibility of Mr. Wayment.

(b)    Stock Options: The Company hereby accelerates the vesting of approximately 16,666 unvested options, thereby fully and immediately vesting Mr. Wayment in a total of 100,000 stock options. The option(s) to acquire up to 100,000 shares of the Company’s stock held by Mr. Wayment under any Company stock option plans shall be fully exercisable as of and from the date of execution of this Agreement for a period of one (1) year. Mr. Wayment acknowledges that this provision may have the effect of converting any or all of such options to non-qualified stock options and agrees that he is not entitled to compensation for any tax consequences of such conversion. This Section 2(b) constitutes an amendment of any contrary provision of any applicable stock grant instrument or document, but shall only amend provisions expressly to the contrary. The Company represents that all shares subject to Mr. Wayment’s options described above are covered by an effective registration statement under the Securities Act of 1933, as amended, and the Company agrees to maintain an effective registration statement covering such options at all times during which such options may be exercised.

(c)    Company Products at Employee Cost: The Company agrees that Mr. Wayment may purchase the Company’s products at employee cost for his personal use.

(d) Confidentiality. The Company agrees that it will not disclose to anyone the contents of Mr. Wayment’s personnel file, other than to confirm dates of employment, positions held, and salary received, unless requested to do so by Mr. Wayment or an appropriate governmental entity or compelled by legal process. Nothing in this Agreement, however, will be deemed to preclude the Company, its agents, employees, successors and assigns, from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process or otherwise required by law. The parties agree that they will keep the terms, amount, and existence of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL, and that they will not communicate or otherwise disclose to any employee or Associate of Mannatech (past or present), or to a member of the general public, the terms, amount, or existence of this Agreement, except as may be required by law or compulsory process.

(e) Release Of Claims: The Company, on behalf of itself, its subsidiaries and its affiliates, hereby RELEASES AND FOREVER DISCHARGES Mr. Wayment and his successors or assigns, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which the Company now has or may hereafter have against Mr. Wayment by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof including but not limited to those claims arising out of his employment with the Company or any compensation or reimbursement related to such employment; provided however, that the release described herein shall not apply to any claims that the Company has or may have in the future with respect to any breach of this Agreement by Mr. Wayment.

(f) No Disparagement of Mr. Wayment: The Company agrees, on behalf of itself, its directors, officers and employees, that it and they will not disparage, directly or indirectly, Mr. Wayment and will use its best reasonable efforts to cause its associates and other agents to not disparage Mr. Wayment. If the Company willfully violates the agreement not to disparage Mr. Wayment, the agreement made by Mr. Wayment in Paragraph 1(j) is automatically null and void. The Company further agrees to provide a letter of recommendation, attached to this Agreement as Exhibit A, to Mr. Wayment.

3. LEGAL AND EQUITABLE REMEDIES.

The parties agree that each party hereto has the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that such party may have for a breach of this Agreement by the other party.

4. OTHER PROVISIONS.

(a) Governing Law and Consent to Personal Jurisdiction; Arbitration: This Agreement is governed by and will be construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law or conflict provisions or rule (whether of the

State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas, and each party hereby expressly consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for any lawsuit filed arising from relating to this Agreement or the related arbitration. Arbitration, including the right to invoke injunctive relief and any emergency relief or measures, shall be the exclusive remedy for any and all disputes, claims or controversies, whether statutory, contractual or otherwise, between Mr. Wayment and the Company concerning this Agreement, including Mr. Wayment’s employment and the termination thereof. In the event either party provides a notice of arbitration of dispute to the other party, the Company and Mr. Wayment agree to submit such dispute or controversy, whether statutory or otherwise, to an arbitrator or arbitrators selected from a panel of arbitrators of the American Arbitration Association located in Dallas, Texas. The effective rules at the time of the commencement of the commercial arbitration center of the American Arbitration Association shall control the arbitration. In any arbitration proceeding conducted subject to these provisions, all statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations and may do so by documents or by a hearing, in his or her or their sale discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of considering such matter. The arbitrator’s decision will be final and binding upon the parties. The parties further agree to abide by and perform any award rendered by the arbitrator. The prevailing party in such proceeding shall be entitled to record and have awarded its reasonable attorney’s fees, in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator shall state the reasons therefore, including any computations of actual damages or offsets, if applicable.

(b) Successors and Assigns: This Agreement will be binding upon Mr. Wayment’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns. This Agreement will be binding upon the Company’s successors and assigns and will be for the benefit of Mr. Wayment’ heirs, executors, administrators and other legal representatives.

(c) Third-Party Beneficiaries: Mr. Wayment and the Company acknowledge and agree that the terms of this Agreement, including but not limited to the releases of claims by Mr. Wayment, will inure to the benefit of the Company’s affiliated entities, owners, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them. This Agreement shall inure to the benefit of Mr. Wayment and to his heirs, administrators, representatives, executors, successors and assigns.

(d) Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Headings and Construction: The headings in this Agreement are for convenience only and are not considered a part of or used in the construction or interpretation of any provision of this Agreement.

(f) Entire Agreement: The matters set forth in this Agreement constitute the sole and entire agreement between Mr. Wayment and the Company and supersede all prior agreements (except as otherwise set forth herein), negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. No other representations, covenants, undertakings, or other prior to contemporaneous agreements, oral or written, regarding the matters set forth in this Agreement shall be deemed to exist or bind any of the parties hereto. Each party understands and agrees that it has not relied on any statement or representation by the other party or any of its representatives in entering into this Agreement.

(g) Amendment to This Agreement: Any amendment to this Agreement must be in writing and signed by duly authorized representatives of the parties hereto and stating of the intent of the parties to amend this Agreement.

(h) Voluntary Execution: This Agreement has been entered into as a result of arms-length negotiations between Mr. Wayment and the Company, and the parties each represent that they are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect.

(i) Execution in Counterparts: This Agreement may be executed in counterparts, including facsimile counterparts, with the same force and effectiveness as if it were executed in one complete document.

IN WITNESS WHEREOF, the Company and Mr. Wayment have executed and delivered this Agreement as of the date first written above.

AGREED:	Mannatech, Incorporated By: /s/ Sam Caster Sam Caster, Chairman of the Board

AGREED:	Brad Wayment /s/ Brad Wayment